UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

AARON’S, INC.
(Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Loan Facility Agreement and Guaranty

On May 22, 2009, Aaron's, Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Loan Facility Agreement and Guaranty with SunTrust Banks, as servicer, and the other participants listed therein (the “Franchisee Loan Facility Amendment”), attached hereto as Exhibit 10.1, which amends the Amended and Restated Loan Facility Agreement and Guaranty dated as of May 23, 2008 (the “Existing Franchisee Loan Facility”). Pursuant to this facility, the Company’s franchisees can borrow funds guaranteed by the Company. The Franchisee Loan Facility Amendment amends the Existing Franchisee Loan Facility to, among other things, (a) extend the maturity date of the Existing Franchisee Loan Facility until May 22, 2010, (b) increase the maximum commitment amount under the facility from $125,000,000 to $175,000,000, (c) increase the maximum available amount of swing loans from $8,000,000 to $20,000,000, (d) increase the Company’s commitment fees and interest obligations thereunder, and (e) modify certain exhibits to the Existing Franchisee Loan Facility, including the form of Franchisee Borrower Loan and Security Agreement.

The Company remains subject to the same financial covenants under the Existing Franchisee Loan Facility, which forbid the Company from exceeding certain debt to equity levels and require the maintenance of a minimum net worth ratio, a minimum ratio of debt to earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio. If the Company fails to comply with these covenants, the Company will be in default under the agreement.

Amendment to Servicing Agreement

In connection with the Franchisee Loan Facility Amendment, on May 22, 2009, the Company also entered into the Second Amendment to the Servicing Agreement with SunTrust Bank, as servicer (the “Amended Servicing Agreement”), attached hereto as Exhibit 10.2, which amends the Servicing Agreement dated as of May 28, 2004, as amended on May 23, 2008. This agreement sets forth the operations and procedures that are applicable to the facility described above. The Amended Servicing Agreement, among other things, modifies the operations and procedures applicable to the operation of the Existing Franchisee Loan Facility to conform such operations and procedures to the amendments agreed upon pursuant to the Franchisee Loan Facility Amendment.

The foregoing description of the Franchisee Loan Facility Amendment and Amended Servicing Agreement are qualified in their entirety by reference to the First Amendment to the full text of such documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Loan Facility Agreement and Guaranty, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, and each of the other financial institutions party thereto as participants, dated as of May 22, 2009.
10.2	Second Amendment to Servicing Agreement, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, dated as of May 22, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Date: May 29, 2009		Gilbert L. Danielson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Loan Facility Agreement and Guaranty, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, and each of the other financial institutions party thereto as participants, dated as of May 22, 2009.
10.2	Second Amendment to Servicing Agreement, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, dated as of May 22, 2009.